Exhibit 99.8

GLOBAL CAPITAL MARKETS DISCUSSION Chris Ludeman (moderator) Global President Capital Markets Danny Queenan Chief Operating Officer Asia Pacific Chief Executive Officer Trammell Crow Company Martin Samworth Managing Director Europe, Middle East & Africa Brian Stoffers President Debt & Equity Finance

ACCESS TO INTERNATIONAL CAPITAL

CANADA
- CPP
- CDPQ
- OMERS
- Ontario Teachers
- Oxford Properties
- PSP
- SITQ

BENELUX
- APG
- Anthos AM
- Blue Sky Group
- Fortis
- Shell AM
- MN Services
- PGGM
- PPF
- Stena
- Syntrus Achmea
- TKP Investments

DENMARK
- AP Pension
- ATP
- Danske Bank
- FSP Pension
- Pension Denmark

NORWAY
- KLP
- Norges Bank
- Norsk Hydros
- Storebrand AS
- Vital

USA
- Alaska Pension
- Allstate
- Blackrock
- CalSTRS
- CalPERS
- CBRE Global Investors
- Clarion
- Cortland
- DB
- Franklin Templeton
- Harvard
- NY Common
- OSTRS
- OPERS
- PCA
- Russel
- Texas Teachers
- TIAA CREF
- Townsend
- USAA
- WSIB
- Yale

SWITZERLAND
- Credit Suisse
- LGT
- Migros
- SCM
- Swiss RE
- UBS
- Partners Group
- Quilvest

AUSTRALIA
- Access Economics
- Ascalon
- Future Fund
- Pacific Super
- Pinnacle Property
- QIC
- Sovereign
- State Super
- Sun Super
- Telstra



MIDDLE EAST
- ADIA
- ADIC
- EIA Mubadala
- KIA
- QIA
- SAMA
- Oman SGRF

ISLAMIC
- Al-Rajhi Bank
- Al-Khabeer
- KFH
- NCB Capital
- SEDCO

FINLAND
- LGPI
- Tapiola
- Valtion

KOREA
- KIC
- Lotte
- Korea Life
- NPS
- Korea Teachers
- Korea Teachers Credit
- Samsung Life
- Government Employees Pension
- Green Gross Life
- KMMA

Singapore and SE Asia
- GIC
- NTUC
- Temasek
- Thai GPF
- SSO

CHINA
- CIC
- People's Insurance Com
- China Life
- Ping An Trust
- Citic Capital
- China Pacific Insurance
- BOC Investment
- SAFE

FRANCE
- Axa
- BNPP
- Credit Agricole
- CNP Insurance
- CDC
- Massena
- SCOR

MALAYSIA
- Kumpulan Wang Persaraan
- EPF
- PNB
- Tabung Haji
- Khazanah Nasional

UK & IRELAND
- Aviva
- BBC
- BP
- Church Commissioners
- Friends Provident
- Henderson GI
- Hermes
- Legal & General
- M&G
- NTMA
- Railpen
- Scottish Widows
- Schroders PIM
- Standard Life
- Wellcome Trust

GERMANY
- AEVWL
- Allianz
- Ampega Gerling
- BVK
- DEKA
- E.ON
- VKB

SWEDEN
- Alecta
- AP Fonden
- FFO
- Nordea
- SEB
- Skandia
- Tredje AP

CBRE
2
CBRE | BUSINESS REVIEW DAY

CBRE INVESTMENT ACTIVITY 2010-Q3 2013 US$100m+ US$250m+ # Transactions 575 173 Value $144b $82b # Deals Value (US$m) # Deals Value (US$m) AMERICAS 80 18,474 AMERICAS 16 9,089 APAC 15 4,336 APAC 7 2,902 EMEA 59 14,274 EMEA 20 8,480 GLOBALLY 154 37,084 GLOBALLY 43 20,471 # Deals Value (US$m) # Deals Value (US$m) AMERICAS 109 25,137 AMERICAS 29 13,535 APAC 15 3,173 APAC 3 998 EMEA 79 23,106 EMEA 27 13,926 GLOBALLY 203 51,416 GLOBALLY 59 28,458 # Deals Value (US$m) # Deals Value (US$m) AMERICAS 61 15,196 AMERICAS 19 8,859 APAC 15 2,908 APAC 2 736 EMEA 28 10,421 EMEA 13 7,655 GLOBALLY 104 28,525 GLOBALLY 34 17,251 # Deals Value (US$m) # Deals Value (US$m) AMERICAS 36 7,463 AMERICAS 9 3,306 APAC 15 3,052 APAC 4 1,602 EMEA 63 16,654 EMEA 24 10,437 GLOBALLY 114 27,169 GLOBALLY 37 15,344 2010 US$100m+ Deals 2010 US$250m+ Deals Q3 YTD 2013 US$250m+ Deals 2011 US$100m+ Deals 2011 US$250m+ Deals 2012 US$100m+ Deals 2012 US$250m+ Deals Q3 YTD 2013 US$100m+ Deals